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Exhibit 10.13

DIVX, INC.
THIRD AMENDED AND RESTATED
STOCKHOLDERS' AGREEMENT
OCTOBER 19, 2005

1.	General		1
	1.1.	Amendment and Restatement of Prior Agreement.	1
	1.2.	Certain Definitions.	1
	1.3.	Restrictions	3
	1.4.	Restrictive Legend	3
	1.5.	Notice of Proposed Transfers	3
	1.6.	Standoff Agreement	4
2.	Registration Rights		4
	2.1.	Requested Registration	4
	2.2.	Company Registration.	6
	2.3.	Registration on Form S-3.	7
	2.4.	Expenses of Registration.	7
	2.5.	Registration Procedures	8
	2.6.	Delay in Registration	9
	2.7.	Indemnification	9
	2.8.	Information by Holder.	11
	2.9.	Rule 144 Reporting	11
	2.10.	Transfer of Registration Rights	12
	2.11.	Limitations on Subsequent Registration Rights	12
3.	Affirmative Covenants of the Company		12
	3.1.	Financial Information	12
	3.2.	Inspection	13
	3.3.	Reserve for Conversion Shares	13
	3.4.	Employee Proprietary Information and Invention Assignment Agreements	13
	3.5.	Compensation of Employees	13
	3.6.	Marketing and Publicity	14
	3.7.	Board Expenses	14
	3.8.	Zone IPO Participation Right	14
	3.9.	Key Man Insurance	14

4.	Right of First Offer		14
	4.1.	Subsequent Offerings	14
	4.2.	Exercise of Rights	15
	4.3.	Issuances of Equity Securities to Other Persons	15
	4.4.	Issuances below Conversion Price of Series D Preferred Stock	15
	4.5.	Excluded Securities	16
5.	Right of First Refusal on Sales by Founders; Co-Sale Right		16
	5.1.	Transfer of Shares	16
	5.2.	Investors' Option	17
	5.3.	Company's Option	17
	5.4.	Sale to a Third Party	17
	5.5.	Application of Provisions	17
	5.6.	Closing	17
	5.7.	Co-Sale Right	18
	5.8.	Transfers Void	18
6.	Right of First Refusal on Sales by Series C Preferred Holders; Co-Sale Right		18
	6.1.	Transfer of Shares	18
	6.2.	Investors' Option	18
	6.3.	Company's Option	19
	6.4.	Sale to a Third Party	19
	6.5.	Application of Provisions	19
	6.6.	Closing	19
	6.7.	Co-Sale Right	19
	6.8.	Transfers Void	19
7.	Voting Agreements; Board Observer Rights		20
	7.1.	Board of Directors	20
	7.2.	Size of Board of Directors	20
	7.3.	Board Observer Rights	20
8.	Change of Control		21
	8.1.	Change of Control	21

9.	Miscellaneous		22
	9.1.	Termination	22
	9.2.	Successors in Interest	22
	9.3.	Governing Law	22
	9.4.	Survival	22
	9.5.	Successors and Assigns	22
	9.6.	Entire Agreement; Amendment	22
	9.7.	Effect of Amendment and Waiver	22
	9.8.	Notices	23
	9.9.	Delays or Omissions	23
	9.10.	Counterparts	23
	9.11.	Severability of this Agreement	23
	9.12.	Titles and Subtitles	23
	9.13.	Right to Specific Performance	24

THIRD AMENDED AND RESTATED
STOCKHOLDERS' AGREEMENT

        This Third Amended and Restated Stockholders' Agreement (this "Agreement") is made as of October 19, 2005, by and among DivX, Inc., a Delaware corporation (f/k/a DivXNetworks, Inc.) (the "Company"), the investors listed on Schedule A hereto (including any permitted transferee of each such investor, each individually referred to as an "Investor," and collectively, the "Investors"), and the holders of shares of Common Stock listed on Schedule B (the "Founders").

RECITALS

        WHEREAS, the Founders beneficially own the number of shares of Common Stock of the Company set forth opposite their respective names on Schedule B hereto; and

        WHEREAS, the Company, the Founders and certain of the Investors are parties to that certain Second Amended and Restated Stockholders' Agreement, dated March 22, 2004, as amended to date (the "Prior Agreement");

        WHEREAS, the Company is proposing to issue and certain of the Investors are planning to purchase a total of up to 5,811,100 shares of Series D Preferred Stock pursuant to a Series D Preferred Stock Purchase Agreement of even date herewith (the "Series D Agreement");

        WHEREAS, in order to induce the Company and certain Investors to enter into the Series D Agreement, the Company, the Investors and the Founders desire to amend the Prior Agreement on the terms set forth herein and to enter into this Agreement to provide for the grant of certain registration, first refusal and information rights to the Investors, the implementation of procedures for electing the Company's board of directors and voting for transactions involving a change of control of the Company, and the implementation of certain restrictions on the shares of Common Stock and Preferred Stock held by the Founders and Investors.

        NOW, THEREFORE, in consideration of the mutual promises and covenants and agreements set forth herein, the Company, the Investors and the Founders agree as follows:

1.     General.

        1.1.    Amendment and Restatement of Prior Agreement.    The Prior Agreement is hereby amended in its entirety and restated herein. All provisions of, rights granted and covenants made in the Prior Agreement are hereby waived, released and superseded in their entirety and shall have no further force or effect.

        1.2.    Certain Definitions.    As used in this Agreement, the following terms shall have the following respective meanings:

          "Charter" shall mean the Amended and Restated Certificate of Incorporation of the Company, as such may be amended from time to time.

          "Commission" shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

          "Common Stock" shall mean the Common Stock of the Company, par value $0.001 per share.

          "Conversion Shares" shall mean the Common Stock issued or issuable upon conversion of the Preferred Stock (as defined below).

          "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

          "Founders' Stock" shall mean the Common Stock now held or hereafter acquired by the Founders.

          "Holder" shall mean any stockholder of the Company holding Registrable Securities and any person holding securities convertible into or exchangeable for Registrable Securities.

          "Initiating Holders" shall mean the Investors or transferees of Investors under Section 2.9 hereof who in the aggregate are Holders of not less than (i) a majority of the Registrable Securities issued or issuable upon conversion of the Preferred Stock or (ii) a majority of the Registrable Securities issued or issuable upon conversion of the Company's Series D Preferred Stock (in each case excluding Registrable Securities previously sold in a public offering or as to which registration rights have terminated).

          "Permitted Transfer" shall mean (A) a transfer by a Holder of up to 5% of such Holder's shares of the Company's Common or Preferred Stock (i) to a trust controlled by Holder for the benefit of such Holder's spouse (other than pursuant to any divorce or separation proceedings or settlement), parents, children (natural or adopted), stepchildren or grandchildren, (ii) by will to a spouse, parents, children (natural or adopted), stepchildren or grandchildren or, in the absence of a will, by the laws of descent and distribution, (iii) as a gift to a spouse, parents, children (natural or adopted), stepchildren or grandchildren, (iv) to a transferee or assignee that is a wholly-owned subsidiary or constituent partner (including limited partners or retired partners of such Holder, (vi) if the Holder is an Investor or a Founder, to another Investor or Founder, or (vii) with the prior approval of the Board of Directors (including at least one Director elected by the holders of the Company's Preferred Stock) and (B) in the event of the "winding down" of SVIC No. 4 New Technology Business Investment LLP ("Samsung Fund"), a transfer by Samsung Fund to Samsung Electronics Co., Ltd., Samsung SDI Co., Ltd. and/or Samsung Electro-Mechanics Co., Ltd., in each case provided that the transferee agrees in writing to be bound by the obligations imposed upon the Stockholders under this Agreement as if such transferee were originally a signatory to this Agreement.

          "Preferred Stock" means the shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock of the Company.

          The terms "register", "registered" and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.

          "Qualified IPO" has the meaning ascribed to such term in the Charter.

          "Registrable Securities" means (i) any Founders' Stock, (ii) any Conversion Shares and (iii) any Common Stock of the Company issued or issuable in respect of the Conversion Shares or other securities issued or issuable upon conversion of the Preferred Stock or upon any stock split, stock dividend, recapitalization, or similar event, or any Common Stock otherwise issued or issuable with respect to the Preferred Stock, Founders' Stock or the Conversion Shares; provided, however, that shares of Common Stock or other securities shall only be treated as Registrable Securities if and so long as they have not been (a) sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction, or (b) sold in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act so that all transfer restrictions and restrictive legends with respect thereto are removed upon the consummation of such sale.

          "Registration Expenses" shall mean all expenses incurred by the Company in complying with Sections 2.1, 2.2 and 2.3 hereof, including, without limitation, all registration, qualification and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company, blue sky fees and expenses, and the expense of any audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company).

          "Restricted Securities" shall mean the securities of the Company required to bear the legend set forth in Section 1.4 hereof.

          "Securities Act" shall mean the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

          "Selling Expenses" shall mean all underwriting discounts, selling commissions and stock transfer taxes applicable to the securities registered by the Investors and all fees and disbursements of counsel for the Investors (as limited by Section 2.4).

          "Stockholders" shall mean the Investors, the Founders and any of their permitted transferees, collectively.

        1.3.    Restrictions.    The Restricted Securities shall not be sold, assigned, transferred or pledged except upon the conditions specified in this Agreement, which conditions are intended to ensure compliance with the provisions of the Securities Act. The Investors will cause any proposed purchaser, assignee, transferee or pledgee of the Restricted Securities from such Investor to agree to take and hold such securities subject to the provisions and upon the conditions specified in this Agreement.

        1.4.    Restrictive Legend.    Each certificate representing Common Stock or Preferred Stock and each certificate representing other equity securities held by the Stockholder, shall (unless otherwise permitted by the provisions of Section 1.4 below) be stamped or otherwise imprinted with a legend in the following form (in addition to any legend required under applicable state securities laws):

  THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED OR UNLESS SOLD PURSUANT TO RULE 144 OF SUCH ACT.

  THE SHARES REPRESENTED BY THIS CERTIFICATE MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT BETWEEN THE COMPANY AND THE STOCKHOLDER, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY. THIS CONDITION TO TRANSFER SHALL TERMINATE ON THE EFFECTIVE DATE OF THE COMPANY'S INITIAL PUBLIC OFFERING.

        The Investors and the Founders consent to the Company making a notation on its records and giving instructions to any transfer agent of the Restricted Securities in order to implement the restrictions on transfer established in this Section 1.

        1.5.    Notice of Proposed Transfers.    The holder of each certificate representing Restricted Securities, by acceptance thereof, agrees to comply in all respects with the provisions of this Section 1. Prior to any proposed sale, assignment, transfer or pledge of any Restricted Securities, unless there is in effect a registration statement under the Securities Act covering the proposed transfer, the holder thereof shall give written notice to the Company of such holder's intention to effect such transfer, sale, assignment or pledge. Each such notice shall describe the manner and circumstances of the proposed transfer, sale, assignment or pledge in sufficient detail, and shall be accompanied at such holder's expense by either (i) a written opinion of legal counsel who shall, and whose legal opinion shall, be reasonably satisfactory to the Company, addressed to the Company, to the effect that the proposed transfer of the Restricted Securities may be effected without registration under the Securities Act, (ii) a "no action" letter from the Commission to the effect that the transfer of such securities without registration will not result in a recommendation by the staff of the Commission that action be taken with respect thereto, or (iii) any other evidence reasonably satisfactory to counsel to the Company, whereupon the holder of such Restricted Securities shall be entitled to transfer such Restricted Securities in accordance with the terms of the notice delivered by the holder to the Company. The Company will not require such a legal opinion or "no action" letter in any transaction which counsel to the Company reasonably concludes is in compliance with Rule 144. Each certificate evidencing the Restricted Securities transferred as above provided shall bear, except if such transfer is made to a person or entity not affiliated with the Company pursuant to Rule 144, the appropriate restrictive legend set forth in Section 1.4 above, except that such certificate shall not bear such restrictive legend if, in the opinion of counsel for such holder and the Company, such legend is not required in order to establish compliance with any provisions of the Securities Act.

        1.6.    Standoff Agreement.    Each Holder agrees in connection with each of the first two registrations of the Company's securities (other than a registration of securities in a Rule 145 transaction or with respect to an employee benefit plan, neither of which shall count as one of the two registrations referred to above), upon request of the Company or the underwriters managing any underwritten offering of the Company's securities, not to sell, make any short sale of, loan, pledge (or otherwise encumber or hypothecate), grant any option for the purchase of, or otherwise directly or indirectly dispose of any Registrable Securities (other than those included in the registration) without the prior written consent of the Company and such managing underwriters for such period of time (not to exceed 180 days in the case of the Company's initial public offering, and not to exceed 90 days in the case of a subsequent public offering, from the effective date of the Registration Statement filed in connection with such offering) as the Board of Directors establishes pursuant to its good faith negotiations with such managing underwriters; provided, however, that the Holders shall not be subject to such lockup unless the then current officers and directors of the Company who own stock of the Company and each owner, together with all other affiliated owners, of 5% or more of the Company's voting securities shall also be bound by such restrictions.

2.     Registration Rights.

        2.1.    Requested Registration.

          (a)    Request for Registration.    In case the Company shall receive from Initiating Holders a written request that the Company effect a registration, qualification or compliance with respect to at least 25% of the Registrable Securities held by or issuable to them (or a lesser percent if the anticipated gross aggregate offering proceeds are in excess of $2,000,000), the Company will:

            (i)    promptly give written notice of the proposed registration, qualification or compliance to all other Holders; and

            (ii)   as soon as practicable, use its best efforts to effect such registration, qualification or compliance (including, without limitation, the execution of an undertaking to file post-effective amendments, appropriate qualification under applicable blue sky or other state securities laws and appropriate compliance with applicable regulations issued under the Securities Act and any other governmental requirements or regulations) as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any Holder or Holders joining in such request as are specified in a written request received by the Company within 30 days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to take any action to effect any such registration, qualification or compliance pursuant to this Section 2.1:

              1.     in any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification or compliance unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

              2.     prior to the earlier of (a) six months following the effective date of a Qualified IPO of the Common Stock of the Company, or (b) five years following the date of this Agreement;

              3.     during the period starting with the date 60 days prior to the Company's estimated date of filing of, and ending on the date six months immediately following the effective date of, any registration statement pertaining to securities of the Company (other than a registration of securities in a Rule 145 transaction or with respect to an employee benefit plan), provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective and that the Company's estimate of the date of filing such registration statement is made in good faith;

              4.     after the Company has effected two such registrations pursuant to this subparagraph 2.1(a) and each such registration has been declared or ordered effective;

              5.     if the Company shall furnish to such Holders a certificate, signed by the Chief Executive Officer of the Company, stating that in the good faith judgment of the Board of Directors it would be seriously detrimental to the Company or its stockholders for a registration statement to be filed in the near future; in such case the Company's obligation to use its best efforts to register, qualify or comply under this Section 2.1 shall be deferred for a period not to exceed 180 days from the date of receipt of written request from the Initiating Holders, provided, the Company may not use this right nor the right in Section 2.3(b)(iv) more than once in any twelve month period; or

              6.     if the Initiating Holders propose to dispose of shares of Registrable Securities that may be immediately registered on Form S-3 pursuant to a request made pursuant to Section 2.3 below.

          Subject to the foregoing clauses (1) through (6), the Company shall file a registration statement covering the Registrable Securities so requested to be registered as soon as practicable after receipt of the request or requests of the Initiating Holders.

          (b)    Underwriting.    In the event that a registration pursuant to Section 2.1 is for a registered public offering involving an underwriting, the Company shall so advise the Holders as part of the notice given pursuant to Section 2.1(a)(i). The right of any Holder to registration pursuant to Section 2.1 shall be conditioned upon such Holder's participation in the underwriting arrangements required by this Section 2.1 and the inclusion of such Holder's Registrable Securities in the underwriting, to the extent requested, to the extent provided herein.

        The Company shall (together with all Holders proposing to distribute their securities through such underwriting) enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by the Initiating Holders (which managing underwriter shall be reasonably acceptable to the Company). Notwithstanding any other provision of this Section 2.1, if the managing underwriter advises the Initiating Holders in writing that marketing factors require a limitation of the number of shares to be underwritten, then the Company shall so advise all participating Holders of Registrable Securities, and the number of shares of Registrable Securities that may be included in the registration and underwriting shall be allocated among all participating Holders thereof in proportion, as nearly as practicable, to the respective amounts of Registrable Securities held by such participating Holders at the time of filing the registration statement. No Registrable Securities excluded from the underwriting by reason of the underwriter's marketing limitation shall be included in such registration. To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of shares allocated to any participating Holder to the nearest 100 shares.

        If any Holder of Registrable Securities disapproves of the terms of the underwriting, such person may elect to withdraw therefrom by written notice to the Company, the managing underwriter and the Initiating Holders. The Registrable Securities and/or other securities so withdrawn shall also be withdrawn from registration, and such Registrable Securities shall not be transferred in a public distribution prior to 90 days after the effective date of such registration.

        2.2.    Company Registration.

          (a)    Notice of Registration.    If at any time or from time to time, the Company shall determine to register any of its securities, either for its own account or the account of a security holder or holders other than (i) a registration relating solely to employee benefit plans, or (ii) a registration relating solely to a Commission Rule 145 transaction, the Company will:

            (i)    promptly give to each Holder written notice thereof; and

            (ii)   include in such registration (and any related qualification under blue sky laws or other compliance), and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests made within fifteen days after receipt of such written notice from the Company by any Holder, but only to the extent that such inclusion will not diminish the number of securities included by holders of the Company's securities who have demanded such registration.

          (b)    Underwriting.    If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Holders as a part of the written notice given pursuant to Section 2.2(a)(i). In such event, the right of any Holder to registration pursuant to Section 2.2 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company and the other holders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by the Company. Notwithstanding any other provision of this Section 2.2, if the managing underwriter determines that marketing factors require a limitation of the number of shares to be underwritten, the managing underwriter may limit the number of Registrable Securities to be included in the registration and underwriting, on a pro ratabasis based on the total number of securities (including, without limitation, Registrable Securities) entitled to registration pursuant to registration rights granted to the participating Holders by the Company; provided, however, that no such reduction shall reduce the number of Registrable Securities included in the registration below 15% of the total number of securities included in the registration, unless such offering is the Company's initial public offering, in which event any or all of the Registrable Securities may be excluded in accordance with the immediately preceding clause on a pro rata basis with all other holders of registration rights that have elected to include securities in such initial public offering. To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of shares allocated to any Holder or other holder to the nearest 100 shares. If any Holder or other holder disapproves of the terms of any such underwriting, he or she may elect to withdraw therefrom by written notice to the Company and the managing underwriter. Any securities excluded or withdrawn from such underwriting shall be withdrawn from such registration, and shall not be transferred in a public distribution prior to 90 days after the effective date of the registration statement relating thereto.

          (c)    Right to Terminate Registration.    The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 2.2 prior to the effectiveness of such registration, whether or not any Holder has elected to include securities in such registration.

        (d)    Limitations on Rights.    The rights given to each Holder under this Section 2.2 shall not apply at any time that all Registrable Securities are eligible to be sold or distributed pursuant to Rule 144, as promulgated under the Securities Act, within any consecutive three month period without volume limitations.

        2.3.    Registration on Form S-3.

          (a)   If Holder(s) request that the Company file a registration statement on Form S-3 (or any successor form to Form S-3) for a public offering of shares of the Registrable Securities held by such Holders, the reasonably anticipated aggregate price to the public of which, net of underwriting discounts and commissions, would exceed $2,000,000, and the Company is a registrant entitled to use Form S-3 to register the Registrable Securities for such an offering, the Company shall use its best efforts to cause such Registrable Securities to be registered for the offering on such form. The Company will (i) promptly give written notice of the proposed registration to all other Holders, and (ii) as soon as practicable, use its best efforts to effect such registration (including, without limitation, the execution of an undertaking to file post-effective amendments, appropriate qualification under applicable blue sky or other state securities laws and appropriate compliance with applicable regulations issued under the Securities Act and any other governmental requirements or regulations) as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any Holder or Holders joining in such request as are specified in a written request received by the Company within 30 days after receipt of such written notice from the Company. The substantive provisions of Section 2.1(b) shall be applicable to each registration initiated under this Section 2.3.

          (b)   Notwithstanding the foregoing, the Company shall not be obligated to take any action pursuant to this Section 2.3: (i) in any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification or compliance unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act; (ii) during the period starting with the date 60 days prior to the Company's estimated date of filing of, and ending on the date six months immediately following the effective date of, a registration statement (other than with respect to a registration statement relating to a Rule 145 transaction, an offering solely to employees or any other registration which is not appropriate for the registration of Registrable Securities), provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective; (iii) if the aggregate amount of Registration Expenses incurred by the Company in connection with any registrations pursuant to this Section 2.3 has exceeded $350,000 within the prior twelve months; or (iv) if the Company shall furnish to such Holder a certificate signed by the Chief Executive Officer of the Company stating that, in the good faith judgment of the Board of Directors, it would be seriously detrimental to the Company or its stockholders for registration statements to be filed in the near future, then the Company's obligation to use its best efforts to file a registration statement shall be deferred for a period not to exceed 180 days from the receipt of the request to file such registration by such Holder or Holders; provided, however, that the Company may not utilize this right nor the right in Section 2.1(a)(ii)(5) more than once in any twelve month period.

          (c)    Limitations on Rights.    The rights given to each Holder under this Section 2.3 shall not apply at any time that all Registrable Securities are eligible to be sold or distributed pursuant to Rule 144, as promulgated under the Securities Act, within any consecutive three month period without volume limitations.

        2.4.    Expenses of Registration.    All Registration Expenses incurred in connection with any registration pursuant to Sections 2.1, 2.2 and 2.3 shall be borne by the Company, except as otherwise expressly provided for in this Agreement. Unless otherwise stated, all other Selling Expenses relating to securities registered on behalf of the Holders and any expenses in excess of $15,000 relating to any special audit required in connection with a request for registration pursuant to Section 2.1 shall be borne by the Holders of the registered securities included in such registration pro rata on the basis of the number of shares so registered. In addition, the Company hereby agrees to reimburse the reasonable fees and expenses of one counsel to the Holders in each registration pursuant to Section 2.1 or 2.3 in an amount not to exceed $30,000 per registration.

        2.5.    Registration Procedures.    In the case of each registration, qualification or compliance effected by the Company pursuant to this Section 2, the Company will keep each Holder advised in writing as to the initiation of each registration, qualification and compliance and as to the completion thereof. At its expense the Company will:

          (a)   Prepare and file with the Commission a registration statement with respect to such securities and use its best efforts to cause such registration statement to become and remain effective for at least 180 days or until the distribution described in the registration statement has been completed (provided that before filing a registration statement or prospectus or any amendment or supplement thereto, the Company shall furnish to the counsel selected by the Initiating Holders requesting registration pursuant to Section 2.1(a) copies of all such documents proposed to be filed, which documents shall be subject to review and comment of such counsel); provided, however, that at any time, upon written notice to the participating Holders and for a period not to exceed ninety (90) days thereafter (the "Suspension Period"), the Company may delay the filing or effectiveness of any registration statement or suspend the use or effectiveness of any registration statement (and the Initiating Holders hereby agree not to offer or sell any Registrable Securities pursuant to such registration statement during the Suspension Period) if the Company reasonably believes that there is or may be in existence material nonpublic information or events involving the Company, the failure of which to be disclosed in the prospectus included in the registration statement could result in a Violation (as defined below). The Company may extend the Suspension Period for an additional consecutive sixty (60) days with the consent of the holders of a majority of the Registrable Securities registered under the applicable registration statement, which consent shall not be unreasonably withheld. If so directed by the Company, all Holders registering shares under such registration statement shall (i) not offer to sell any Registrable Securities pursuant to the registration statement during the period in which the delay or suspension is in effect after receiving notice of such delay or suspension; and (ii) use their best efforts to deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in such Holders' possession, of the prospectus relating to such Registrable Securities current at the time of receipt of such notice. The Company shall not be required to file, cause to become effective or maintain the effectiveness of any registration statement that contemplates a distribution of securities on a delayed or continuous basis pursuant to Rule 415 under the Securities Act.

          (b)   Prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

          (c)   Furnish to the Holders participating in such registration and to the underwriters of the securities being registered such reasonable number of copies of the registration statement, preliminary prospectus, final prospectus and such other documents as such underwriters may reasonably request in order to facilitate the public offering of such securities.

          (d)   Use its best efforts to register and qualify the securities covered by such registration statement under such other securities laws of such jurisdictions as shall be reasonably requested by the Holders; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act.

          (e)   In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

          (f)    Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

          (g)   Cause all such Registrable Securities registered pursuant hereunder to be listed on each securities exchange or market system on which similar securities issued by the Company are then listed.

          (h)   Provide a transfer agent and registrar for all Registrable Securities registered pursuant hereunder and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.

          (i)    Use its best efforts to furnish, at the request of any Holder requesting registration of Registrable Securities pursuant to this Section 2, on the date that such Registrable Securities are delivered to the underwriters for sale in connection with a registration pursuant to this Section 2, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities and (ii) a letter dated such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities.

        2.6.    Delay in Registration

          (a)   No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 2.

          (b)   It shall be a condition precedent to the obligations of the Company to take any action pursuant to Section 2.1, 2.2 or 2.3 that the selling Holders shall furnish to the Company such information regarding themselves, the Registrable Securities held by them and the intended method of disposition of such securities as shall be required to effect the registration of their Registrable Securities.

        2.7.    Indemnification.

          (a)   The Company will indemnify each Holder, each of its officers and directors and partners, and each person controlling such Holder within the meaning of Section 15 of the Securities Act, with respect to which registration, qualification or compliance has been effected pursuant to this

  Section 2, against all expenses, claims, losses, damages or liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any of the following statements, omissions or violations (collectively, a "Violation"): (i) any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, preliminary prospectus, offering circular or other document, or any amendment or supplement thereto, incident to any such registration, qualification or compliance, (ii) any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or (iii) any violation or any alleged violation by the Company of any rule or regulation promulgated under the Securities Act or the Exchange Act or any state securities law applicable to the Company in connection with any such registration, qualification or compliance, and the Company will reimburse each such Holder, each of its officers and directors, and each person controlling such Holder, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, as such expenses are incurred, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by such Holder or controlling person and stated to be specifically for use therein; provided however, that the indemnity agreement contained in this Section 2.7(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Holder, partner, officer, director, or controlling person of such Holder.

          (b)   Each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration, qualification or compliance is being effected, indemnify the Company, each of its directors and officers, each person who controls the Company within the meaning of Section 15 of the Securities Act, and each other such Holder, each of its officers and directors and each person controlling such Holder within the meaning of Section 15 of the Securities Act, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company, such Holders, such directors, officers, persons or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, as such expenses are incurred, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by such Holder and stated to be specifically for use therein; provided, however, that the indemnity agreement contained in this Section 2.7(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; provided further, that in no event shall any indemnity under this Section 2.7 exceed the proceeds from the offering received by such Holder.

          (c)   Each party entitled to indemnification under this Section 2.7 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party's expense; provided, however, that an Indemnified Party (together with all other Indemnified Parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the Indemnifying Party, if representation of such Indemnified Party by the counsel retained by the Indemnifying Party would be inappropriate due to actual or potential differing interests between such Indemnified Party and any other party represented by such counsel in such proceeding. The failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 2 unless the failure to give such notice is materially prejudicial to an Indemnifying Party's ability to defend such action. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

          (d)   If the indemnification provided for in this Section 2.7 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any losses, claims, damages or liabilities referred to herein, the Indemnifying Party, in lieu of indemnifying such Indemnified Party thereunder, shall to the extent permitted by applicable law contribute to the amount paid or payable by such Indemnified Party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the violation(s) that resulted in such loss, claim, damage or liability, as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, that in no event shall any contribution by a Holder hereunder exceed the proceeds from the offering received by such Holder, unless such liability arises out of or is based on willful misconduct by such Holder.

        2.8.    Information by Holder.    The Holder or Holders of Registrable Securities included in any registration shall furnish to the Company such information regarding such Holder or Holders, the Registrable Securities held by them and the distribution proposed by such Holder or Holders as the Company may request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Section 2. Each Holder agrees to execute and deliver such other agreements as may be reasonably requested by the Company or the underwriter that are consistent with the Holder's obligations under Section 1.6 or that are necessary to give further effect thereto.

        2.9.    Rule 144 Reporting.    With a view to making available the benefits of certain rules and regulations of the Commission which may at any time permit the sale of the Restricted Securities to the public without registration, after such time as a public market exists for the Common Stock of the Company, the Company agrees to use its best efforts to:

          (a)   Make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times after the effective date that the Company becomes subject to the reporting requirements of the Securities Act or the Exchange Act; and

          (b)   File with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements).

        2.10.    Transfer of Registration Rights.    The rights to cause the Company to register securities granted to Holders under Sections 2.1, 2.2 and 2.3 may be assigned to a transferee or assignee reasonably acceptable to the Company in connection with any transfer or assignment of Registrable Securities by a Holder; provided that: (a) such transfer may otherwise be effected in accordance with applicable securities laws, (b) notice of such assignment is given to the Company, and (c) such transferee or assignee (i) is an affiliate or constituent partner (including limited partners, retired partners, spouses and ancestors, lineal descendants and siblings of such partners or spouses who acquire Registrable Securities by gift, will or intestate succession and trusts for the benefit of any of the foregoing) of such Holder, who agrees to act through a single representative, or (ii) acquires at least 5% of the Company's Series D Preferred Stock.

        2.11.    Limitations on Subsequent Registration Rights.    From and after the date of this Agreement, the Company shall not, without the prior written consent of Holders of a least a majority of the shares of Preferred Stock then outstanding, voting together as a single class, enter into any agreement with any holder or prospective holder of any securities of the Company which would grant such holder any registration rights superior to or on a parity with the rights granted pursuant to Section 2.2 hereof.

3.     Affirmative Covenants of the Company.

        The Company hereby covenants and agrees as follows:

        3.1.    Financial Information.

          (a)   So long as an Investor is a holder of at least 800,000 Conversion Shares (as adjusted for stock splits and the like and as aggregated with the share holdings of any affiliate of such Investor), as soon as practicable after the end of each fiscal year, and in any event within 150 days thereafter, the Company shall furnish such Investor the audited consolidated balance sheets of the Company and its subsidiaries, if any, as of the end of such fiscal year, and consolidated statements of income, cash flows and stockholders' equity of the Company and its subsidiaries, if any, for such year, prepared in accordance with generally accepted accounting principles and setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail.

          (b)   So long as an Investor is a holder of at least 800,000 Conversion Shares (as adjusted for stock splits and the like and as aggregated with the share holdings of any affiliate of such Investor), as soon as practicable after the end of each of the Company's first, second and third fiscal quarter, and in any event within 45 days thereafter, the Company shall furnish such Investor the unaudited consolidated balance sheets of the Company and its subsidiaries, if any, as of the end of such fiscal quarter, and consolidated statements of income and cash flows of the Company and its subsidiaries, if any, for such quarter, prepared in accordance with generally accepted accounting principles with the exception that no notes need be attached to such statements and year-end audit adjustments may not have been made.

          (c)   So long as an Investor is a holder of at least 800,000 Conversion Shares (as adjusted for stock splits and the like and as aggregated with the share holdings of any affiliate of such

  Investor), the Company will furnish such Investor: (i) at least 30 days prior to the beginning of each fiscal year an annual budget and operating plans for each fiscal quarter in such fiscal year and for such fiscal year in its entirety (and as soon as available, any subsequent written revisions thereto); and (ii) as soon as practicable after the end of each month other than those months ending on the last day of any fiscal quarter or fiscal year, and in any event within 30 days thereafter, a balance sheet of the Company as of the end of each such month, and a statement of income and a statement of cash flows of the Company for such month, prepared in accordance with generally accepted accounting principles with the exception that no notes need be attached to such statements and year-end audit adjustments may not have been made. In addition, any such Investor shall have the right to receive, at its request and at the Company's sole cost and expense, monthly trial balances of the Company's accounting records.

        3.2.    Inspection.    The Company shall permit an Investor, at Investor's expense, so long as such Investor holds at least 800,000 Conversion Shares (as adjusted for stock splits and the like and as aggregated with the share holdings of any affiliate of such Investor) and provided that such Investor has executed the Company's standard nondisclosure agreement, to visit and inspect the Company's properties, to examine its books of account and records and to discuss the Company's affairs, finances and accounts with its officers, all at such reasonable times as may be requested by such Investor. All Investors shall hold in confidence and trust, act in a fiduciary manner with respect to, and not use except solely in connection with their investment in the Company, all information provided by the Company pursuant to this Agreement; provided, however, that the Company shall not be obligated under this Section 3.2 (i) with respect to a competitor of the Company, (ii) with respect to information which the Board of Directors determines in good faith is confidential or attorney-client privileged and should not, therefore, be disclosed, or (iii) with respect to a competitor of any stockholder or customer of the Company, for any information which the Board of Directors determines in good faith could be susceptible to use in a competitive manner to the detriment of such stockholder or customer of the Company.

        3.3.    Reserve for Conversion Shares.    The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, for the purpose of effecting the conversion of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock and otherwise complying with the terms of this Agreement, such number of its duly authorized shares of Common Stock, as shall be sufficient to effect the conversion of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock from time to time outstanding or otherwise to comply with the terms of this Agreement. If at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of the Preferred Stock or otherwise to comply with the terms of this Agreement, the Company will forthwith take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes. The Company will obtain any authorization, consent, approval or other action by or make any filing with any court or administrative body that may be required under applicable state securities laws in connection with the issuance of shares of Common Stock upon conversion of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock.

        3.4.    Employee Proprietary Information and Invention Assignment Agreements.    The Company will require that all present and future directors, employees, consultants and officers having access to proprietary information execute proprietary information and invention assignment agreements substantially in the form provided by the Company to the Investors, and that such form may not be altered in a manner adverse to the Company without the written approval of the Company's Chief Executive Officer.

        3.5.    Compensation of Employees.    Other than employees of the Company and individuals with whom the Company has open offers of employment as of the date of this Agreement, the Company agrees that it shall make no commitments to pay any of its employees a base salary in excess of $150,000 without first obtaining approval from the Compensation Committee of the Board of Directors. The covenant described in this section shall expire upon the earlier of the Company's initial public offering, or any liquidation, dissolution or winding up of the Company as those terms are used in Section 2(b)(2) of Article IV of the Charter (hereafter a "Change of Control"). In addition, unless the Board of Directors determines otherwise, until the Company's initial public offering of its Common Stock, all grants of stock options to founders and employees made after the date of this Agreement shall vest at a rate of 25% on the first anniversary of the date of grant, and at a rate of 1/48th of the shares for each month thereafter.

        3.6.    Marketing and Publicity.    The Company shall use reasonable efforts to include at least a pre-approved one-sentence mention of Zone Venture Group ("Zone") as the Company's first and continuing institutional investor in each Company press release so long as Zone holds any Conversion Shares and where such mention is reasonably relevant. The covenant described in this section shall expire upon the earlier of the Company's initial public offering or a Change of Control.

        3.7.    Board Expenses.    The Company will pay the reasonable out-of-pocket expenses of any member of the Board of Directors of the Company incurred while acting on behalf of the Company, including attending meetings of the Board of Directors, upon presentation to the Company of an itemized accounting of such expenses with reasonable supporting data.

        3.8.    Zone IPO Participation Right.    Subject to the approval of the lead underwriter in its sole discretion, and applicable laws and regulations, Zone shall have the right to purchase up to 5% of the shares offered and sold by the Company in its initial public offering ("IPO") on the same terms and conditions and at the same price as other participants in the IPO (the "IPO Purchase Option"). If (i) the filing of a registration statement relating to the Company's IPO occurs on or prior to the one-year anniversary of the creation of this Section 3.8 or (ii) the Company determines (based on advice of legal counsel) that the IPO Purchase Option is not permissible under the federal securities laws, the rules and regulations of the National Association of Securities Dealers, Inc., or any other applicable laws, rules and regulations, then the Company shall, in lieu thereof and simultaneously with the IPO, make a concurrent private placement offering to Zone of such number of shares equal to the number of shares that Zone otherwise would have been entitled to purchase pursuant to the first sentence of this Section 3.8.

        3.9.    Key Man Insurance.    Subject to the approval of the Board of Directors of the Company, the Company will use its best efforts to obtain and maintain in full force and effect term life insurance in the amount of $2,000,000 dollars on the life of R. Jordan Greenhall, naming the Company as beneficiary.

4.     Right of First Offer.

        4.1.    Subsequent Offerings.    Subject to the limitations set forth in Section 4.4 below, each Investor shall have a right of first offer to purchase its pro rata share of all Equity Securities, as defined below, that the Company may, from time to time, propose to sell or issue after the date of this Agreement, other than the Equity Securities excluded by Section 4.5 hereof. Each Investor's pro rata share is equal to the ratio of (a) the number of shares of the Company's Common Stock (including all shares of Common Stock issued or issuable upon conversion of the Preferred Stock) which such Investor is deemed to be a holder immediately prior to the issuance of such Equity Securities to (b) the total number of shares of the Company's outstanding Common Stock (including all shares of Common Stock issued or issuable upon conversion of the Preferred Stock or upon the exercise or conversion of any outstanding warrants or options or other Securities directly or indirectly exercisable or convertible into Common Stock) immediately prior to the issuance of the Equity Securities (the "Ownership Percentage"). The term "Equity Securities" shall mean (i) any Common Stock, Preferred Stock or other security of the Company, (ii) any security convertible into or exchangeable for, with or without consideration, any Common Stock, Preferred Stock or other security (including any option to purchase such a convertible security), (iii) any security carrying any warrant or right to subscribe to or purchase any Common Stock, Preferred Stock or other security, or (iv) any such warrant or right.

        4.2.    Exercise of Rights.    If the Company proposes to issue any Equity Securities, it shall give each Investor written notice of its intention, describing the Equity Securities, the price and the terms and conditions upon which the Company proposes to issue the same. Each Investor shall have fifteen business days from the giving of such notice to agree to purchase its pro rata share of the Equity Securities for the price and upon the terms and conditions specified in the notice by giving written notice to the Company and stating therein the quantity of Equity Securities to be purchased. Notwithstanding the foregoing, the Company shall not be required to offer or sell such Equity Securities to any Investor who would cause the Company to be in violation of applicable federal securities laws by virtue of such offer or sale.

        4.3.    Issuances of Equity Securities to Other Persons.    If not all of the Investors elect to purchase their pro rata share of the Equity Securities, then the Company shall promptly notify in writing the Investors who do so elect and shall offer such Investors the right to acquire such unsubscribed shares. Such Investors shall have ten days after receipt of such notice to notify the Company of their election to purchase all or a portion thereof of the unsubscribed shares. If the Investors fail to exercise in full the rights of first offer, the Company shall have 120 days thereafter to sell the Equity Securities in respect of which the Investors' rights were not exercised, at a price and upon general terms and conditions materially no more favorable to the purchasers thereof than specified in the Company's notice to the Investors pursuant to Section 4.2 hereof. If the Company has not sold such Equity Securities within 120 days of the notice provided pursuant to Section 4.2, the Company shall not thereafter issue or sell any Equity Securities without first re-offering such securities to the Investors in the manner provided above.

        4.4.    Issuances below Conversion Price of Series D Preferred Stock.    Notwithstanding anything to the contrary set forth in this Section 4, if the Company proposes to issue any Equity Securities other than the Equity Securities excluded by Section 4.5 hereof in any transaction or series of related transactions at a price per share (determined in accordance with Section 2(e)(2) of Article IV of the Charter) less than the Series D Conversion Price (as defined in the Charter) then in effect, then, (i) in the event that the Company desires to designate Insight Venture Partners V, L.P. (or one or more of its affiliated investment funds, "Insight") and Insight desires to be the lead investor in such transaction or series of related transactions, Insight shall have a right of first offer pursuant to this Section 4 to purchase up to 50% of such Equity Securities issued by the Company in such transaction or series of related transactions or (ii) in the event that the Company or Insight determines that Insight shall not purchase a majority of the Equity Securities to be issued in such transaction or series of related transactions, Insight shall have a right of first offer pursuant to this Section 4 to purchase up to two times its pro rata share of such Equity Securities issued by the Company in such transaction or series of related transactions (calculated in accordance with Section 4.1 above). The right of first offer set forth in this Section 4.4 in favor of Insight is in lieu of, an not in addition to, the right of first offer in favor of Insight established by Section 4.1 above. In the event that Insight exercises its right of first offer to purchase Equity Securities pursuant to this Section 4.4, then, with respect to the Equity Securities issued by the Company in such transaction or series of related transactions, (i) the right of first offer in favor of each of the remaining Investors set forth in Section 4.1 above shall be to purchase its pro rata share of the Equity Securities issued by the Company in such transaction or series of related transactions other than the Equity Securities excluded by Section 4.5 hereof and the Equity Securities to be purchased by Insight in accordance with this Section 4.4, and (ii) each Investor's pro rata share of the Equity Securities issued by the Company in such transaction or series of related transactions shall be equal to the ratio of (a) the number of shares of the Company's Common Stock (including all shares of Common Stock issued or issuable upon conversion of the Preferred Stock) of which such Investor is deemed to be a holder immediately prior to the issuance of such Equity Securities to (b) the total number of shares of the Company's outstanding Common Stock other than shares of Common Stock held by Insight (including all shares of Common Stock issued or issuable upon conversion of the Preferred Stock or upon the exercise or conversion of any outstanding warrants or options or other Securities directly or indirectly exercisable or convertible into Common Stock) immediately prior to the issuance of the Equity Securities in such transaction or series of related transactions.

        4.5.    Excluded Securities.    The rights of first offer established by this Section 4 shall have no application to any of the following Equity Securities:

          (a)   Any shares of Common Stock (and/or options, warrants, convertible notes or other Common Stock purchase rights issued pursuant to such options, warrants, convertible notes or other rights) as adjusted for any stock dividends, combinations, splits, recapitalizations and the like issued or to be issued after the date of this Agreement to employees, officers or directors of, or consultants or advisors to the Company or any subsidiary, pursuant to stock purchase or stock option plans or other arrangements that are approved by the Board of Directors (including a representative designed by the holders of the Series A Preferred Stock or Series B Preferred Stock of the Company);

          (b)   any Equity Securities issued for consideration other than cash pursuant to a merger, consolidation, acquisition or similar business combination or strategic alliance approved by the Board of Directors (including a representative designated by the holders of the Series A Preferred Stock or Series B Preferred Stock of the Company);

          (c)   shares of Common Stock issued in connection with any stock split, stock dividend or recapitalization by the Company;

          (d)   the Conversion Shares;

          (e)   any Equity Securities issued pursuant to any equipment leasing, loan arrangement or debt financing from a bank or similar financial or lending institution approved by the Board of Directors (including a representative designated by the holders of the Series A Preferred Stock or Series B Preferred Stock of the Company);

          (f)    any Equity Securities issued to the Company's strategic corporate partners or key service providers, as approved by the Board of Directors;

          (g)   any Equity Securities that are issued by the Company pursuant to a registration statement filed under the Securities Act; and

          (h)   shares of Common Stock issued or issuable pursuant to any rights or agreements, options, warrants or convertible securities outstanding as of the date of this Agreement.

5.     Right of First Refusal on Sales by Founders; Co-Sale Right.

        5.1.    Transfer of Shares.    A Founder may transfer any or all of the shares he or she holds or any right or interest therein then owned by such Founder only in accordance with Section 5 hereof. If a Founder proposes to effect a transfer (a "Transferring Founder") pursuant to this Section 5.1 (other than a Permitted Transfer), then at least ten days prior to such transfer, such Transferring Founder shall give notice (the "Founder Notice") to the Chief Executive Officer of the Company and the Investors of his or her intention to effect the transfer. The Founder Notice shall set forth (i) the number, class and series of shares or options to be sold by the Transferring Founder (the "Sale Shares"), (ii) the date or proposed date of the transfer and the name and address of the proposed transferee, and (iii) the principal terms of the transfer, including the cash or other property or consideration to be received upon such transfer. In the case of a proposed transfer by way of gift or if the nature of the transfer is such that no readily determinable consideration is to be paid for the transfer of the Sale Shares, then the transfer price for purposes of Section 5.1(iii) shall be the book value per share, calculated in accordance with the books and records of the Company under generally accepted accounting principles as of the date of the Founder Notice, unless a higher value is determined by the Board of Directors or a majority of the voting shares of the Company, excluding the vote of the Transferring Founder.

        5.2.    Investors' Option.    The Investors shall have the option, but not the obligation, to purchase, pro-rata (in proportion to their holdings of all shares of Common Stock held by all Investors, on an as-converted basis), all or any portion of the Sale Shares on the same terms as specified in the Founder Notice. Not later than seven days after the Investors receive a Founder Notice (if any), each Investor shall give written notice to the Transferring Founder and the Company (the "Investors Notice") stating (i) whether or not such Investor elects to exercise its respective option to purchase and (ii) a date and time for consummation of the purchase not more than seven days after the receipt of the Investors Notice by the Transferring Founder. Failure by any Investor to give such notice within such time period shall be deemed an election by such Investor not to exercise its option.

        5.3.    Company's Option.    If any Investors elect not to exercise their respective rights to purchase all or any portion of the Sale Shares, then the Company shall have the option, but not the obligation, to purchase all such Sale Shares not purchased by the Investors on the same terms as specified in the Founder Notice. Within seven days of the date the Company receives the Founder Notice, the Company shall give written notice to the Transferring Founder (the "Company Notice") stating (i) whether or not it elects to exercise its option to purchase any Sale Shares not elected to be purchased by the Investors and (ii) a date and time for consummation of the purchase not more than five days after the receipt of the Company Notice by the Transferring Founder. Failure by the Company to give such notice within such time period shall be deemed an election by it not to exercise its option.

        5.4.    Sale to a Third Party.    If the Investors and the Company elect not to exercise their rights to purchase the Sale Shares, then the Transferring Founder shall thereafter be free to transfer the Sale Shares on the terms provided in the Founder Notice within 120 days of the date of the Founder Notice.

        5.5.    Application of Provisions.    Any Sale Shares not purchased by the proposed transferee in accordance with Section 5 hereof within 120 days of the Founder Notice may not be sold or otherwise disposed of until they are again offered to the Investors under the procedures specified in Section 5.1.

        5.6.    Closing.    The closing of the purchase and sale of Sale Shares pursuant to this Section 5 shall take place at the principal office of the Company (or such other location as may be agreed upon by the Transferring Founder and the Investors or the Company, as applicable) on the date specified in any Investors Notice or Company's Notice. At the closing, the Transferring Founder shall deliver to each Investor or the Company, as applicable, certificates representing the Sale Shares, duly endorsed for transfer, free and clear of any lien, claim, charge, pledge, security interest or encumbrance whatsoever, and each Investor or the Company, as applicable, shall deliver to the Transferring Founder consideration therefor at the price and on the terms set forth in the Founder Notice (or the reasonable economic equivalent thereto).

        5.7.    Co-Sale Right.    If the Investors and/or the Company do not elect to purchase all of the Sale Shares pursuant to Section 5.2, any Investor not electing to purchase any of the Sale Shares above may elect to participate in the contemplated sale by delivering written notice thereof to the Transferring Founder and the Company no later than ten days after the Investors receive any Founder Notice under Section 5.1 (a "Participating Seller"). If and to the extent a Transferring Founder is to sell all or part of the remaining Sale Shares covered by a Founder Notice as contemplated by Section 5.4, it shall be a condition of such sale that each Participating Seller shall have the right to have a portion of its Preferred Stock purchased by the purchaser of the Sale Shares pursuant to Section 5.4 at the same price with respect to the same type of securities and on the same terms and conditions, such portion to be equal to the product obtained by multiplying (i) the aggregate number of Sale Shares to be purchased by the purchaser by (ii) the aggregate Ownership Percentage of the Participating Sellers.

        5.8.    Transfers Void.    Any attempted transfer in violation of the terms of this Section 5 shall be ineffective to vest in any transferee any interest held by any Founder in the Sale Shares. Anything contained in this Section 5 to the contrary notwithstanding, any transferee of a Transferring Founder pursuant to this Section 5 shall agree in writing in advance of such transfer with the parties hereto to be bound by and comply with all applicable provisions of this Agreement.

6.     Right of First Refusal on Sales by Series C Preferred Holders; Co-Sale Right.

        6.1.    Transfer of Shares.    A Holder of shares of Series C Preferred Stock, or other Registrable Securities issued upon conversion, exchange or similar event of Series C Preferred Stock (such shares of Series C Preferred Stock and Registrable Securities being referred to herein as the "Subject Shares"), may transfer any or all of the Subject Shares such Holder holds or any right or interest therein then owned by such Holder only in accordance with Section 6 hereof. If such a Holder proposes to effect a transfer (a "Transferring Series C Holder") pursuant to this Section 6.1 (other than a Permitted Transfer) of Subject Shares, then at least ten days prior to such transfer, such Transferring Series C Holder shall give notice (the "Transferring Holder Notice") to the Company and the Investors of such Holder's intention to effect the transfer. The Transferring Holder Notice shall set forth (i) the number, class and series of Subject Shares to be sold by the Transferring Series C Holder (the "Holder Sale Shares"), (ii) the date or proposed date of the transfer and the name and address of the proposed transferee, and (iii) the principal terms of the transfer, including the cash or other property or consideration to be received upon such transfer. In the case of a proposed transfer by way of gift or if the nature of the transfer is such that no readily determinable consideration is to be paid for the transfer of the Holder Sale Shares, then the transfer price for purposes of Section 6.1(iii) shall be the book value per share, calculated in accordance with the books and records of the Company under generally accepted accounting principles as of the date of the Transferring Holder Notice, unless a higher value is determined by the Board of Directors or a majority of the voting shares of the Company, excluding the vote of the Transferring Series C Holder.

        6.2.    Investors' Option.    The Investors shall have the option, but not the obligation, to purchase, pro-rata (in proportion to their holdings of all shares of Common Stock held by all Investors, on an as-converted basis), all or any portion of the Holder Sale Shares on the same terms as specified in the Transferring Holder Notice. Not later than seven days after the Investors receive a Transferring Holder Notice, each Investor shall give written notice to the Transferring Series C Holder and the Company (the "Investors Series C Notice") stating (i) whether or not such Investor elects to exercise its respective option to purchase and (ii) a date and time for consummation of the purchase not more than seven days after the receipt of the Investors Series C Notice by the Transferring Series C Holder. Failure by such Investor to give such notice within such time period shall be deemed an election by such Investor not to exercise its option.

        6.3.    Company's Option.    If any Investors elect not to exercise their respective rights to purchase all or any portion of the Holder Sale Shares, then the Company shall have the option, but not the obligation, to purchase all of the Holder Sale Shares not purchased by the Investors on the same terms as specified in the Transferring Holder Notice. Within seven days of the date the Company receives the Transferring Holder Notice, the Company shall give written notice to the Transferring Series C Holder (the "Company Series C Notice") stating (i) whether or not it elects to exercise its option to purchase any Holder Sale Shares not elected to be purchased by the Investors and (ii) a date and time for consummation of the purchase not more than five days after receipt of the Company Series C Notice by the Transferring Series C Holder. Failure by the Company to give such notice within such time period shall be deemed an election by it not to exercise its option.

        6.4.    Sale to a Third Party.    If the Investors and the Company elect not to exercise their rights to purchase the Holder Sale Shares, then the Transferring Series C Holder shall thereafter be free to transfer the Holder Sale Shares on the terms provided in the Transferring Holder Notice within 120 days of the date of the Transferring Holder Notice.

        6.5.    Application of Provisions.    Any Holder Sale Shares not purchased by the proposed transferee in accordance with Section 6 hereof within 120 days of the Transferring Holder Notice may not be sold or otherwise disposed of until they are again offered to the Investors under the procedures specified in Section 6.1.

        6.6.    Closing.    The closing of the purchase and sale of Holder Sale Shares pursuant to this Section 6 shall take place at the principal office of the Company (or such other location as may be agreed upon by the Transferring Series C Holder and the Investors or the Company, as applicable) on the date specified in any Investors Series C Notice or Company Series C Notice. At the closing, the Transferring Series C Holder shall deliver to each Investor or the Company, as applicable, certificates representing the Holder Sale Shares, duly endorsed for transfer, free and clear of any lien, claim, charge, pledge, security interest or encumbrance whatsoever, and each Investor or the Company, as applicable, shall deliver to the Transferring Series C Holder consideration therefor at the price and on the terms set forth in the Transferring Holder Notice (or the reasonable economic equivalent thereto).

        6.7.    Co-Sale Right.    If the Investors and/or the Company do not elect to purchase all of the Holder Sale Shares pursuant to Section 6.2, any Investor not electing to purchase any of the Holder Sale Shares above may elect to participate in the contemplated sale by delivering written notice thereof to the Transferring Series C Holder and the Company no later than ten days after the Investors receive any Transferring Holder Notice under Section 6.1 (a "Participating Series C Seller"). If and to the extent a Transferring Series C Holder is to sell all or part of the remaining Holder Sale Shares covered by a Transferring Holder Notice as contemplated by Section 6.4, it shall be a condition of such sale that each Participating Series C Seller shall have the right to have a portion of its Preferred Stock purchased by the purchaser of the Holder Sale Shares pursuant to Section 6.4 at the same price with respect to the same type of securities and on the same terms and conditions, such portion to be equal to the product obtained by multiplying (i) the aggregate number of Holder Sale Shares to be purchased by the purchaser by (ii) the aggregate Ownership Percentage of the Participating Series C Sellers.

        6.8.    Transfers Void.    Any attempted transfer in violation of the terms of this Section 6 shall be ineffective to vest in any transferee any interest held by any Holder in the Holder Sale Shares. Anything contained in this Section 6 to the contrary notwithstanding, any transferee of a Transferring Series C Holder pursuant to this Section 6 shall agree in writing in advance of such transfer with the parties hereto to be bound by and comply with all applicable provisions of this Agreement.

7.     Voting Agreements; Board Observer Rights.

        7.1.    Board of Directors.    Each of the Stockholders agrees to vote all of the Company's voting stock controlled by such Stockholder in favor of the following candidates for their election to the Company's Board of Directors:

          (a)   one representative of the holders of the Series A Preferred Stock, who, for as long as Zone holds at least 1,000,000 shares (as adjusted for stock splits and the like) of Series A Preferred Stock or Common Stock issued upon the conversion thereof, shall be the person nominated by Zone;

          (b)   one representative of the holders of the Common Stock, who shall be selected by the holders of a majority-in-interest of the Founders' Stock;

          (c)   one representative of the holders of the Series B Preferred Stock, who, so long as WI Harper Group and its affiliates hold at least 1,000,000 shares (as adjusted for stock splits and the like) of Series B Preferred Stock or Common Stock issued upon the conversion thereof, shall be the person nominated by WI Harper Group;

          (d)   one representative of the holders of the Series D Preferred Stock, who, so long as Insight and its affiliates hold at least 1,000,000 shares (as adjusted for stock splits and the like) of Series D Preferred Stock or Common Stock issued upon the conversion thereof, shall be the person nominated by Insight Venture Partners V, L.P. (and such person shall also be a member of the compensation committee of the Company's Board of Directors and, at Insight's election, the audit committee of the Company's Board of Directors);

          (e)   to the extent that the Board of Directors has more than four members, individuals (each an "Additional Designee") who are not employees of the Company or employees or affiliates of any of the Investors and are approved in writing by not less than three (3) of the directors chosen in accordance with subsections (a), (b), (c) and (d) above (each a "Primary Designee"). Each of the Stockholders agrees to vote all shares of capital stock of the Company now or hereafter directly or indirectly owned by such Stockholder in such manner as may be necessary to cause the Board to consist solely of the Primary Designees and Additional Designees, including taking action to limit or increase the authorized number of directors.

        7.2.    Size of Board of Directors.    As of the date of this Agreement, the authorized size of the Board of Directors shall be set at five. After the date of this Agreement, as soon as suitable Additional Designees are identified and approved in accordance with Section 7.1(e) above, the Company will use its best efforts to seek the necessary approvals to increase the size of the Board of Directors from five to seven. Thereafter, the Company will use its best efforts to seek the necessary approvals to increase the size of the Board of Directors to accommodate any other Additional Designees that are approved in accordance with Section 7.1(e) above.

        7.3.    Board Observer Rights.    Any Investor owning at least 800,000 Conversion Shares (as adjusted for stock splits and the like and as aggregated with the share holdings of any affiliate of such Investor) and any general partner of Zone Venture Fund II L.P. shall have the right to attend the Company's Board of Director's meetings as observers, provided, however, that each Investor having this right shall only be allowed to send one observer per meeting of the Board of Directors. Upon the request of Zone or any other Investor with such observer rights, the Company shall furnish each such Investor with the same notice as any Director is entitled to receive or is actually furnished with respect to a meeting of the Board of Directors, and, subject to the right of the Board of Directors to limit a distribution of materials as provided in this Section below, shall promptly furnish to the observer all materials which are delivered to the Board of Directors. Zone shall submit to the chairman of the Company's Board of Directors (the "Chairman") a written request providing the name(s) of the person(s) wishing to attend at least five days prior to the meeting. Each Investor (other than Zone)

having the right provided by this Section 7.3 shall initially inform the Chairman of the person designated to be its observer and shall notify the Chairman of any change of such designee at least five days prior to the date of the next meeting of the Company's Board of Directors. All Investors having rights to observers shall agree to, and shall cause any representative observer to, hold in confidence and trust, not use except in connection with such Investor's investment in the Company, and act in a fiduciary manner with respect to, all information provided by the Company thereto. The Company shall have the right to exclude any observer from all or any part of a Board of Directors meeting and to limit materials delivered to such observer pursuant to this Section if the Board of Directors determines in its sole reasonable discretion (acting by a majority vote of the Directors present at the meeting) that such exclusion is in the best interests of the Company.

8.     Change of Control.

        8.1.    Change of Control.    In the event that (i) (a) the holders of a majority of the Conversion Shares, (b) Insight (in its capacity as a stockholder of the Company), (c) Zone (in its capacity as a stockholder of the Company) and (d) R. Jordan Greenhall (in his capacity as a stockholder of the Company) (collectively, the "Drag-Along Investors") approve a transaction involving a Change of Control (as defined in Section 3.5 above) (each, a "Drag-Along Transaction" and a Drag-Along Transaction approved as described in this subsection (i), an "Approved Transaction") or (ii) the holders of a majority of the Conversion Shares approve a Drag-Along Transaction that constitutes a Qualified Transaction (as defined below), each Investor and Founder (each, a "Voting Stockholder") shall consent to and vote its shares of Common Stock and Preferred Stock for the Drag-Along Transaction, and (i) if the Drag-Along Transaction is structured as an asset transfer or merger or consolidation of the Company, the Voting Stockholders shall each vote for or consent to, and waive any dissenters' rights, appraisal rights or similar rights in connection with such asset transfer, merger or consolidation, or (ii) if the Drag-Along Transaction is structured as a sale of the stock of the Company, the Voting Stockholders shall each agree to sell their shares of Preferred Stock and Common Stock on the terms and conditions approved by (a) in the case of an Approved Transaction, the Drag-Along Investors or (b) in the case of a Qualified Transaction, the holders of a majority of the Conversion Shares, provided that such terms do not provide that any such Voting Stockholder would receive less than the amount that would be distributed to such Voting Stockholder in the event the proceeds of such Drag-Along Transaction were distributed in accordance with the Charter. The Voting Stockholders shall each take all necessary and desirable actions approved by (i) in the case of an Approved Transaction, the Drag-Along Investors or (ii) in the case of a Qualified Transaction, the holders of a majority of the Conversion Shares, in connection with the consummation of the Drag-Along Transaction, including the execution of such agreements and such instruments and other actions necessary to (i) provide the customary Investor or Founder representations, warranties, indemnities, covenants, conditions, escrow agreements and other provisions and agreements relating to such Drag-Along Transaction and (ii) effectuate the allocation and distribution of the aggregate consideration received in such Drag-Along Transaction in accordance with the applicable provisions of the Charter. For purposes of this Agreement, a "Qualified Transaction" shall be a transaction involving a Change of Control (i) that does not constitute an Approved Transaction and (ii) in which (a) the Aggregate Liquidation Value (as defined in and determined in accordance with the Charter) is equal to or greater than $1,000,000,000, (b) the consideration paid to the Voting Stockholders is in the form of cash or securities registered pursuant Section 12(b) or Section 12(g) of the Exchange Act which, during the four calendar weeks prior to the date on which the Voting Stockholders are required to vote in favor of such Drag-Along Transaction, have been subject to an average daily trading volume on all national securities exchanges and/or the automated quotation system of a registered securities association, of at least 1,000,000 shares per day, and (c) the indemnification obligations of each Voting Stockholder under the agreement of sale is several (and not joint and several) based on the share of the aggregate proceeds paid with respect to such Voting Stockholder's securities and does not exceed the net proceeds to be received by such Voting Stockholder from such Drag-Along Transaction.

9.     Miscellaneous.

        9.1.    Termination.    The rights of any particular Holder to cause the Company to register securities set forth Sections 2.1, 2.2 and 2.3 shall terminate five years from the effective date of a Qualified IPO. A Holder's right to require registration pursuant to Section 2.1, 2.2 or 2.3 will expire if and for so long as the Holder is able to sell all of such Holder's Registrable Securities in any consecutive 90-day period pursuant to Rule 144 or any successor or other exemption promulgated under the Act, without volume limitations. The covenants set forth in Sections 3.1, 3.2 and 3.4, and the rights set forth in Sections 4, 5, 6, 7 and 8 shall terminate and be of no further force or effect upon the earlier of (i) a Qualified IPO, (ii) a Change of Control, or (iii) October 19, 2020.

        9.2.    Successors in Interest.    The provisions of this Agreement shall be binding upon the successors in interest to any of the Registrable Securities. The Company shall not permit the transfer of any of the Preferred Stock, Founders' Stock or Conversion Shares on its books or issue new certificates representing any shares of the Preferred Stock, Founders' Stock or Conversion Shares unless and until the person(s) to whom such shares are to be transferred shall have executed a written agreement, pursuant to which such person becomes a party to this Agreement and agrees to be bound by all the provisions hereof as if such person was a party hereunder.

        9.3.    Governing Law.    This Agreement shall be governed by and construed under the laws of the State of California as applied to agreements among California residents entered into and to be performed entirely within California. Each of the parties irrevocably consents to the exclusive personal jurisdiction of the federal and state courts for the State of California located in San Diego county, as applicable, for any matter arising out of or relating to this Agreement, except that in actions seeking to enforce any order or any judgment of such federal or state courts located in California, such personal jurisdiction shall be nonexclusive.

        9.4.    Survival.    The representations, warranties, covenants and agreements made herein shall survive any investigation made by any Investor and the closing of the transactions contemplated hereby. All statements as to factual matters contained in any certificate or exhibit delivered by or on behalf of the Company pursuant hereto shall be deemed to be the representations and warranties of the Company hereunder as of such date of such certificate or exhibit.

        9.5.    Successors and Assigns.    Except as otherwise provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto; provided, however, that prior to the receipt by the Company of adequate written notice of the transfer of any Registrable Securities specifying the full name and address of the transferee, the Company may deem and treat the person listed as the holder of such shares in its records as the absolute owner and holder of such shares for all purposes, including the payment of dividends or any redemption price.

        9.6.    Entire Agreement; Amendment.    This Agreement and the other documents and exhibits delivered pursuant hereto, constitute the full and entire understanding and agreement among the parties with regard to the subjects hereof and thereof. This Agreement, or any provision hereof, may be amended or waived only in a writing signed by the Company, the holders of the majority of the outstanding Founders' Stock and the holders of at least a majority of the outstanding Preferred Stock (including any Conversion Shares issued upon conversion of the shares of Preferred Stock).

        9.7.    Effect of Amendment and Waiver.    The Holders and their successors and assigns acknowledge that by operation of Section 9.6 hereof, the Holders of more than fifty percent (50%) of the outstanding Preferred Stock and the Holders of more than fifty percent (50%) of the outstanding

Founders' Stock, acting in conjunction with the Company, will have the right and power to diminish or eliminate any or all rights or increase any or all obligations pursuant to this Agreement; provided, however, that this Agreement may not be amended to alter or remove the rights granted to (i) WI Harper and its affiliates under Section 7.1(c) without first obtaining the written consent of WI Harper, (ii) Insight and its affiliates under Section 4.4, Section 7.1(d), Section 8.1, Section 9.6 or this Section 9.7 without first obtaining the written consent of Insight or (iii) Zone and its affiliates under Section 3.6, Section 3.8, Section 7.1(a), Section 8.1, Section 9.6 or this Section 9.7 without first obtaining the written consent of Zone; provided, further, that any amendment or waiver that by its terms applies only to the holders of one or more classes or series of the Company's securities (as compared to all such holders as a group) shall require the consent of the holders of a majority of such class or series. The parties hereto (comprising the Company and the Holders of more than fifty percent (50%) of the Preferred Stock and Founder's Stock (each as defined in the Prior Agreement)) acknowledge that the execution of this Agreement terminates the Prior Agreement and that the rights and obligations provided for hereunder replace those of the Prior Agreement both for themselves and for the other parties bound by the Prior Agreement pursuant to Section 8.6 thereof.

        9.8.    Notices.    Any notice required by this Agreement shall be in writing and shall be sent by certified U.S. mail, correctly addressed and postage prepaid, return receipt requested, or by facsimile transmission, or by overnight courier or hand delivery, to (a) in the case of the Company, Attn: R. Jordan Greenhall, 4780 Eastgate Mall, San Diego, California 92121, and (b) in the case of a Stockholder, the address indicated for such party on the signature page hereof, or such other address of which such party gives notice hereunder.

        9.9.    Delays or Omissions.    No delay or omission to exercise any right, power or remedy accruing to any holder of any shares of the Company's stock upon any breach or default of the Company under this Agreement shall impair any such right, power or remedy of such holder, nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any holder of any breach or default under this Agreement, or any waiver on the part of any holder of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing or as provided in this Agreement. All remedies, either under this Agreement or by law or otherwise afforded to any holder, shall be cumulative and not alternative.

        9.10.    Counterparts.    This Agreement may be executed in any number of counterparts, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument. Delivery of an executed counterpart of a signature page to this Agreement by facsimile shall be effective as delivery of a manually executed counterpart of this Agreement.

        9.11.    Severability of this Agreement.    In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement will continue in full force and effect without said provision and the parties agree to replace such provision with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such provisions; provided that no such severability will be effective against a party if it materially and adversely changes the economic benefits of this Agreement to such party.

        9.12.    Titles and Subtitles.    The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

        9.13.    Right to Specific Performance.    The parties hereto agree that each shall be entitled to a decree of specific performance of the terms hereof or an injunction restraining violation of this Agreement.

[Remainder of page intentionally left blank.]

        IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

DIVX, INC.
By:	/s/ R. JORDAN GREENHALL R. Jordan Greenhall Chief Executive Officer

[Signature page to DivX Third Amended and Restated Stockholders' Agreement]

"FOUNDERS":
/s/ R. JORDAN GREENHALL
R. Jordan Greenhall
Address:	[Illegible] San Diego, CA 92129
/s/ EDWARD J. BEZDEK
Edward J. Bezdek
Address:	3941 Via Holgura San Diego, CA 92130

Eldon C. Hylton, Jr.
Address:

Jerome Rota
Address:

GRAY CARY WARE & FREIDENRICH LLP
Address:

By:

Name:

Title:

Shahi Ghanem
Address:

"INVESTORS":

INSIGHT VENTURE PARTNERS V, L.P.
By:	Insight Venture Associates V, L.L.C. its General Partner
Address:	680 Fifth Avenue 8th Floor New York, New York 10019
By:	/s/ DEVEN PAREKH
Name:	Deven Parekh
Title:	Managing Member

INSIGHT VENTURE PARTNERS (CAYMAN) V, L.P.
By:	Insight Venture Associates V, L.L.C. its General Partner
Address:	680 Fifth Avenue, 8th Floor New York, New York 10019
By:	/s/ DEVEN PAREKH
Name:	Deven Parekh
Title:	Managing Member

INSIGHT VENTURE PARTNERS V (EMPLOYEE CO-INVESTORS), L.P.
By:	Insight Venture Associates V, L.L.C. its General Partner
Address:	680 Fifth Avenue, 8th Floor New York, New York 10019
By:	/s/ DEVEN PAREKH
Name:	Deven Parekh
Title:	Managing Member

ZONE VENTURE FUND II, L.P.
Address:	241 S. Figuroa St. Suite 340 LA, CA 90012
By:	/s/ FRANK M. CREER
Name:	Frank M. Creer
Title:	Managing Director, ZONE VENTURES
INTERNATIONAL NETWORK CAPITAL CORP.
Address:	10F-2 Ruentex Banking Tower, 76 Tun Hua South Road, Seatio Taipei, Taiwan B.O.L.
By:	/s/ PETER LIU
Name:	Peter Liu
Title:	President
INTERNATIONAL NETWORK CAPITAL LDC
Address:	P.O. Box 866, Anderson Square Bldg., 3rd Fl George Town Grand Cayman, Cayman Islands, British West Indies
By:	/s/ PETER LIU
Name:	Peter Liu
Title:	Chairman
BEIJING TECHNOLOGY DEVELOPMENT FUND
Address:	Ugland House South Church Street, P.O. Box 309 George Town Grand Cayman Cayman Islands, British West Indies
By:	/s/ PETER LIU
Name:	Peter Liu
Title:	Chairman

INTERNATIONAL NETWORK CAPITAL GLOBAL FUND
Address:	10F-2, 76 Tun Hua South Road, Taipei, 106 Taiwan B.O.L.
By:	/s/ PETER LIU
Name:	Peter Liu
Title:	President
INTERNATIONAL NETWORK CAPITAL GLOBAL INVESTMENT LIMITED
Address:	Offshore Incorporations Ltd. P.O. Box 957 Offshore Incorporation Center Read Town Tortola British Islands
By:	/s/ PETER LIU
Name:	Peter Liu
Title:	Director
SPRINGBOARD-HARPER TECHNOLOGY FUND (CAYMAN) LTD
Address:	Ugland House P.O. Box 309 George Town Grand Cayman Cayman Islands, British West Indies
By:	/s/ PETER LIU
Name:	Peter Liu
Title:	Director

SPRINGBOARD-HARPER TECHNOLOGY FUND PTE LTD LTD
Address:	250 North Bridge Road Raffles City Tower #30-07 Singapore
By:	/s/ PETER LIU
Name:	Peter Liu
Title:	Director
SPRINGBOARD-HARPER INVESTMENT (CAYMAN) LTD LTD
Address:	Ugland House P.O. Box 309 George Town Grand Cayman Cayman Islands, British West Indies
By:	/s/ PETER LIU
Name:	Peter Liu
Title:	Director

CARDINAL VENTURE AFFILIATES, L.P. LTD
By:	Cardinal Ventures LLC Its General Partner
Address:	1010 El Camino Real #250 Menlo Park, CA 94025
By:	/s/ DEREK J. BLAZENSKY
Name:	Derek J. Blazensky
Title:	General Partner
CVP SBIC, L.P. LTD
By:	CVSBIC, Inc. Its General Partner
Address:	1010 El Camino Real #250 Menlo Park, CA 94025
By:	/s/ DEREK J. BLAZENSKY
Name:	Derek J. Blazensky
Title:	General Partner
CARDINAL VENTURE PARTNERS, L.P.
By:	Cardinal Ventures, LLC Its General Partner
Address:	1010 El Camino Real #250 Menlo Park, CA 94025
By:	/s/ DEREK J. BLAZENSKY
Name:	Derek J. Blazensky
Title:	General Partner

ALI CORPORATION
Address:

By:

Name:

Title:

CYBERLINK INTERNATIONAL TECHNOLOGY CORP. (B.V.I.)
Address:

By:

Name:

Title:

SVIC NO. 4 NEW TECHNOLOGY BUSINESS INVESTMENT L.L.P.
Address:	16th Fl KIPS Center 647-9 Yeoksam-Dong, Kangnam-Gu, Seoul, Korea
By:	/s/ SANGKI KIM
Name:	Sangki Kim
Title:	C.E.O.

INVESTOR'S COUNTERPART SIGNATURE PAGE

DIVX, INC.

THIRD AMENDED AND RESTATED STOCKHOLDERS' AGREEMENT

"INVESTOR"

Address:

By:
Title:

[Signature page to DivX, Inc. Third Amended and Restated Stockholders' Agreement]

Acknowledgment

        The undersigned, the spouse of a Founder in the foregoing Third Amended and Restated Stockholders' Agreement ("Agreement"), as an inducement to the Investors to invest in the Company, and for other good and valuable consideration, does hereby:

          (1)   acknowledge the Agreement and all of the provisions therein; and

          (2)   to the extent that he/she has an interest in the capital stock of the Company owned by the Founders, consent to be bound by all of its terms and conditions in the same manner and to the same extent that his/her spouse is bound thereby and as though the undersigned was a party thereto.

Dated:	October 18	, 2005	/s/ E. PAIGE BEZDEK
Name: E. Paige Bezdek

Acknowledgment

        The undersigned, the spouse of a Founder in the foregoing Third Amended and Restated Stockholders' Agreement ("Agreement"), as an inducement to the Investors to invest in the Company, and for other good and valuable consideration, does hereby:

          (1)   acknowledge the Agreement and all of the provisions therein; and

          (2)   to the extent that he/she has an interest in the capital stock of the Company owned by the Founders, consent to be bound by all of its terms and conditions in the same manner and to the same extent that his/her spouse is bound thereby and as though the undersigned was a party thereto.

Dated:	10/18	, 2005	/s/ JENNIFER A. GREENHALL
Name: Jennifer A. Greenhall

SCHEDULE A
LIST OF INVESTORS

Name	Number of Shares of Series A Preferred Stock Purchased	Number of Shares of Series B Preferred Stock Purchased	Number of Shares of Series C Preferred Stock Purchased	Number of Shares of Series D Preferred Stock Purchased
Zone Venture Group	2,400,012	5,123,012	430,441
Timothy Draper Living Trust	400,000	853,827	107,611
Draper Richards, L.P.	360,000	0	0
Draper Atlantic Venture Fund, L.P.	0	0	129,132
Draper Atlantic Venture Fund II, L.P.	400,000	2,232,757	258,265
Draper Atlantic Opportunity Fund L.P	0	0	301,309
Argus Capital LLC	40,000	0	51,654
James Lee	80,000	0	0
Charles Harrell	20,000	0	0
GCWF Investment Partners II	20,000	0	0
International Network Capital Corp	200,000	0	0
International Network Capital LDC	200,000	0	0
Beijing Technology Development Fund	200,000	0	0
Springboard-Harper Technology Fund (Cayman) Ltd	142,840	487,500	76,096
Springboard-Harper Technology Fund Pte Ltd	57,136	195,000	30,439
Springboard-Harper Investment (Cayman) Ltd	2,000	6,965	1,076
International Network Capital Global Fund	0	3,309,432	64,566
International Network Capital Global Investment Ltd.	0	2,206,288	43,044
Wasatch Venture Fund	0	2,068,395	153,394
Eldon C. Hylton, Jr.	12	0	0
ALi Corporation	0	0	430,441
Cyberlink International Technology Corp (B.V.I.)	0	0	430,441
CVP SBIC, L.P.	0	0	829,890
Cardinal Venture Affiliates, L.P.	0	0	30,992
MPP Holdings, LLC	0	0	21,522
SVIC No. 4 New Technology Business Investment L.L.P.	0	0	860,881
Insight Venture Partners V, L.P.				4,267,887
Insight Venture Partners (Cayman) V, L.P.				1,292,249
Insight Venture Partners V (Employee Co-Investors), L.P.				250,964
TOTAL	4,522,000	16,483,176	4,251,194	5,811,100

SCHEDULE B
LIST OF FOUNDERS

Name	Number of Shares of Common Stock Held
R. Jordan Greenhall	4,944,010
Eldon C. Hylton, Jr.	1,500,000
Edward J. Bezdek	500,000
Jerome Rota	500,000
Gray Cary Ware & Freidenrich LLP	200,000
Shahi Ghanem	1,274,997
8,919,007

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DIVX, INC. THIRD AMENDED AND RESTATED STOCKHOLDERS' AGREEMENT OCTOBER 19, 2005
THIRD AMENDED AND RESTATED STOCKHOLDERS' AGREEMENT
RECITALS
INVESTOR'S COUNTERPART SIGNATURE PAGE DIVX, INC. THIRD AMENDED AND RESTATED STOCKHOLDERS' AGREEMENT
Acknowledgment
Acknowledgment
SCHEDULE A LIST OF INVESTORS
SCHEDULE B LIST OF FOUNDERS